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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1st of May, 2006, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT") and Ivy Funds Distributor, Inc., a Florida corporation (hereinafter the "UNDERWRITER").

                                  WITNESSETH:

WHEREAS, Underwriter is the principal underwriter for the series or classes of shares set forth and identified as "Ivy Funds" on Schedule A hereto (collectively, the "FUNDS" and individually, a "FUND"); and

WHEREAS, the Funds are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans ("PLANS") intended to meet the qualification requirements of Sections 401, 403(b) or 457 ofthe Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Underwriter is the principal underwriter of the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A through one or more omnibus accounts to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value; and

WHEREAS, the Company desires to provide administrative services as specified in SCHEDULE C hereto (the "SERVICES"), which services include processing and transfer arrangements for the investment and reinvestment of Plan assets in Funds as specified by the person or persons designated to direct the investments of the Plan assets (the "PLAN REPRESENTATIVE") on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

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               ARTICLE 1. Purchase and Redemption of Fund Shares.

1.1 The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter of such order. For purposes of this Section, the Company shall be the designee of the Underwriter for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Underwriter; provided that the Underwriter receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 10:00 a.m. Eastern Time on the next following Business Day. The Underwriter will receive all orders to purchase Fund shares using the NSCC's Defined Contribution Clearance &Settlement ("DCC&S") platform. The Underwriter will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Underwriter's designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Underwriter calculates its net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Underwriter's and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Underwriter to perform such settlement services on behalf of the Underwriter and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase andsettlement instructions to the Underwriter for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Underwriter agrees to sell the Company those shares of the Funds which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter or its designee of such order. For purposes of this Section, the Company shall be the designee of the Underwriter for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Underwriter; provided that the Underwriter receives notice of such order by 9:30 a.m. Eastern Time on the next following Business Day. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Underwriter's designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Underwriter calculates its net asset value pursuant to the rules of the SEC.

1.2 The Underwriter agrees to make shares of the Funds available for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3 The Underwriter agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund(s) held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the

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Underwriter or its designee of the request for redemption. For purposes of this
Section, the Company shall be the designee of the Underwriter for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Underwriter; provided the Underwriter receives notice of such request for redemption via the NSCC by 10:00 a.m. Eastern Time on the next following Business Day. The Underwriter will receive all orders to redeem Fund shares using the NSCC's DCC&S platform. The Underwriter will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Underwriter receives notice of the redemption order from the Company provided that the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Underwriter for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Underwriter agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund(s) held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Underwriter for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Underwriter; provided the Underwriter receives notice of such request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Underwriter receives notice of the redemption order from the Company provided that the Underwriter receives notice by 9:30 a.m. Eastern Time on such Business Day.

1.4 The Company will place separate orders to purchase or redeem shares of each Fund, and only in accordance with the Funds' then current prospectus(es).

1.5 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.6 The Underwriter shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional shares of that Fund. The Underwriter shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Underwriter. The Company shall provide an email contact to which the Underwriter shall distribute dividend information.

1.7 The Underwriter shall make the net asset value per share of each Series available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day.

1.8(a) If the Underwriter provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the

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Series shares purchased or redeemed to reflect the correct net asset value per share.

1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Underwriter shall indemnify and hold harmless the Company against any amount the Company is legally required to pay contract owners, participants or beneficiaries that have selected a Fund as an investment option ("CONTRACT OWNERS"), and which amount is due to the Underwriter's or its agents' material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Underwriter or its agents result in a gain to the Company, the Company shall immediately reimburse the Underwriter, the applicable Funds or its agents for any material losses incurred by the Underwriter, the applicable Funds or its agents as a result of the incorrect calculation. Should a material miscalculation by the Underwriter or its agents result in a gain to Contract Owners, the Company will consult with the Underwriter or its designee as to what reasonable efforts shall be made to recover the money and repay the Underwriter, the applicable Fund or its agents. The Company shall then make such reasonable efforts to recover the money and repay the Underwriter, the applicable Funds or its agents; but the Company shall not be obligated to take legal action against Contract Owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

1.9 In the event that Underwriter agrees to allow the Company to purchase and/or transfer assets into one or more of the mutual funds distributed by Underwriter or its affiliates, but which are not included on SCHEDULE A hereto (the "UNAUTHORIZED FUNDS"), Company agrees that it shall not be entitled to any commission or service fee with respect to transactions in the Unauthorized Funds. Further, if Underwriter does mistakenly pay commissions and/or service fees on the Unauthorized Funds, Company agrees to promptly return all such payments to Underwriter.

Company agrees that it shall perform all services listed on SCHEDULE C with respect to the Unauthorized Funds held in omnibus and/or network level 3 accounts.

1.10 The Company agrees to provide Underwriter with information as Underwriter may reasonably request as may be necessary or advisable to enable Underwriter to comply with its applicable laws.

The Company shall not transmit any order for the purchase of shares on behalf of any underlying purchaser who (i) is not a resident of the United States or (ii) is a resident of another jurisdiction in which such shares are not qualified for sale.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants

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that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt there from, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

The Company represents and warrants that (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; (ii) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms; (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (iv) the execution, performance and delivery of this Agreement by the Company will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations; (v) the arrangements provided for in this Agreement will be disclosed to the Separate Accounts with which it deals; (vi) it and any of its designees are not and will not be a "fiduciary" with respect to the provisions of the services it provides pursuant to this Agreement as such term is defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE");
(vii) the receipt of the fees described in SCHEDULE B hereof by Company or any designee and the provision of services Plans and/or plan participants under this Agreement by Company or its designees does not and will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code; (viii) it and each designee is registered as a transfer agent under the 1934 Act and any applicable state securities laws, or is not required to be so registered; and (ix) it and each designee is in compliance with and will continue to comply with the USA Patriot Act of 2001 (the "AML ACT") and applicable anti-money laundering rules of self regulatory organizations in all relevant respects, or it is not so required to comply; (x) it and each designee is in compliance with and will continue to comply with all applicable broker-dealer books and records rules, including Rules 17a-3 and 17a-4 under the 1934 Act, or it is not so required to comply; and (xi) it will comply with all relevant rules and regulations, agreements, prospectuses, policies and procedures regarding the handling of mutual fund orders basis, that all mutual fund trades submitted to any of the Funds for receipt of a particular day's net asset value are received by Company on or before the close of trading of the New York Stock Exchange on that day and that Company has established appropriate internal controls to assure compliance.

2.2 The Underwriter represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Underwriter is and shall remain registered under the 1940 Act for as long as the Fund shares are sold;
(ii) the Underwriter shall amend the registration statement for its Fund shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Fund shares; and (iii) the Underwriter shall register and qualify its Fund shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Underwriter.

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2.3  The Underwriter represents that each Fund (a) is currently qualified as a
Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company promptly upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Underwriter finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Underwriter represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Underwriter, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Underwriter makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Underwriter represents that the Funds are lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Underwriter represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the Funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Underwriter in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Underwriter are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Underwriter shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Underwriter shall provide camera-ready film, computer

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diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Funds are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Underwriter shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract Owners.

3.2(b) For those accounts that are omnibus and/or network level 3, the Company shall, at its expense, distribute or arrange for the distribution of, all proxy material furnished by Underwriter or the Funds to each Contract Owner and, if applicable, will vote the shares as described in Section 3.4, below. The Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

3.3. The Fund's statement of additional information shall be obtainable by Contract Owners from the Underwriter, the Company or such other person as the Underwriter may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Underwriter to Contract Owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract Owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract Owners;

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as shares of such Fund for which instructions have been received from the Company's Contract Owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of ER1SA, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract Owners; and

       D. the Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

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                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter, or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Funds or the Underwriter are described, at least ten calendar days prior to its use. No such literature or material shall be used without prior approval from the Underwriter or its designee, however, the failure to object in writing within five Business days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Underwriter or concerning the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Underwriter, or in sales literature or other promotional material approved by the Underwriter, except with the permission of the Underwriter.

4.3 The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract Owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.4 The Underwriter will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.5. The Company will provide to the Underwriter at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

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4.7  The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Underwriter and that all use of any designation comprised in whole or part of such names or marks under this Agreement shall inure to the benefit of the Funds and the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.8 The Underwriter agrees and acknowledges that it has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Underwriter shall pay the fees and expenses provided for in the attached SCHEDULE B.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

       (a) The Company agrees to indemnify and hold harmless the Funds, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

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         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or the Underwriter); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

         (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

       (a) The Underwriter agrees, with respect to each Fund that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Funds that it distributes or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

           (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

           (iv) arise as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

           (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3.  Indemnification Procedure

       (a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.3) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

           Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

           (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

           (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings hereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

       (a) at the option of any party upon two months' advance written notice to the other party unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Fund or the Underwriter upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund or the

         Underwriter are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

    (c) at the option of the Company upon institution of formal proceedings against the Fund or the Underwriter by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Underwriter which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's or the Fund's ability to perform its obligations under this Agreement; or

    (d) at the option of the Company if a Fund delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

    (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

    (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

    (g) at the option of the Fund or the Underwriter, if the Fund or the Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter.

8.2  Notice Requirement

    (a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating party; provided that for any termination of this Agreement based on the provisions of Section 8.1(d), said termination shall be effective upon the Fund's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

    (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating party. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

    (a) Fund and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased prior to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Investment Products Division

     with a copy to:

            General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     If to the Underwriter:

            Ivy Funds Distributor, Inc.
            6300 Lamar Avenue
            Overland Park, KS 66202

            Attention: Bill Hurley (for business issues)
            Attention: Kolleen O'Brien (for operational issues)

     with a copy to:

            Legal Department
            Ivy Funds Distributor, Inc.
            6300 Lamar Avenue
            Overland Park, KS 66202

                            ARTICLE X. Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party out-sources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 Each party acknowledges and agrees that any and all technical or business information, including without limitation financial information, business and marketing strategies and plans, that is disclosed to the other party or is otherwise obtained by such party or its affiliates or agents during the term of this Agreement (the "PROPRIETARY INFORMATION") constitutes the valuable property of the other party. Each party agrees that should it come into possession of Proprietary Information of the other party, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information that a party to this Agreement can clearly establish was (i) known to it prior to the date of this Agreement; (ii) rightfully acquired by it from a third party whom it reasonably believes was not under an obligation of confidentiality to the other party to this Agreement; (iii) placed in public domain without its fault or its affiliates; or (iv) independently developed by the party without reference or reliance upon Proprietary Information. The provisions of this section shall survive termination of this Agreement.

10.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.6 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.8 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.9 Each party shall comply with all laws, rules and regulations applicable to them in connection with the performance of each of their respective obligations under this Agreement or applicable to the performance of each of their respective businesses, including the requirements of the AML Act to adopt compliance programs to guard against money laundering.

10.10 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds.

11.0  22c-2 Redemption Fee Rule ICI standard language here. . .

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY             IVY FUNDS DISTRIBUTOR, INC.

By:      /s/ James Davey                    By:      /s/ Thomas W. Butch
         ---------------------------------           ---------------------------------
Name:    James Davey                        Name:    Thomas W. Butch
Title:   Vice President                     Title:   President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, Kl, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Eleven

                                   PORTFOLIOS

Ivy Funds

*Class Y Shares

                                   SCHEDULE B

In consideration of the services provided by the Company, UNDERWRITER agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                    SERVICE
FUND                                                  FEES        12B-1 FEES
--------------------------------------------------------------------------------
Ivy Global Natural Resources Fund Y                  .25 bps        .25 bps
Ivy Global Natural Resources Fund R                  .25 bps        .50 bps
Ivy Large Cap Growth Fund Y                          .25 bps        .25 bps
Ivy Large Cap Growth Fund R                          .25 bps        .50 bps
Ivy Core Equity Fund Y                               .25 bps        .25 bps
Ivy Dividend Income Fund Y                           .25 bps        .25 bps
Ivy Mid-Cap Growth Fund Y                            .25 bps        .25 bps
Ivy Mid-Cap Growth Fund R                            .25 bps        .50 bps
Ivy Small Cap Growth Fund Y                          .25 bps        .25 bps
Ivy Small Cap Growth Fund R                          .25 bps        .50 bps
Ivy Small Cap Value Fund Y                           .25 bps        .25 bps
Ivy Value Fund Y                                     .25 bps        .25 bps
Ivy Bond Fund Y                                      .25 bps        .25 bps
Ivy High Income Fund Y                               .25 bps        .25 bps
Ivy Limited-Term Bond Fund Y                         .25 bps        .25 bps
Ivy Mortgage Securities Fund Y                       .25 bps        .25 bps
Ivy Cundill Global Value Fund Y                      .25 bps        .25 bps
Ivy European Opportunities Fund Y                    .25 bps        .25 bps
Ivy International Balanced Fund Y                    .25 bps        .25 bps
Ivy International Fund Y                             .25 bps        .25 bps
Ivy International Value Fund Y                       .25 bps        .25 bps
Ivy International Growth Fund Y                      .25 bps        .25 bps
Ivy Pacific Opportunities Fund Y                     .25 bps        .25 bps
Ivy Asset Strategy Fund Y                            .25 bps        .25 bps
Ivy Balanced Fund Y                                  .25 bps        .25 bps
Ivy Real Estate Securities Fund Y                    .25 bps        .25 bps
Ivy Real Estate Securities Fund R                    .25 bps        .50 bps
Ivy Science and Technology Fund Y                    .25 bps        .25 bps
Ivy Science and Technology Fund R                    .25 bps        .50 bps
Ivy Money Market Fund A                              .00 bps        .00 bps

                                   SCHEDULE C

                                  THE SERVICES

The Company and/or its sub-designee shall perform the following Services for both the Funds and Unauthorized Funds. Such Services shall be the responsibility of Company and shall not be the responsibility of the Underwriter or any Fund.

1. To facilitate the beneficial ownership of shares of any Fund, Company shall provide or arrange to provide adequate facilities and procedures to: (a) establish and maintain Fund investments on behalf of the Separate Accounts within accounts on the Company's transaction processing and recordkeeping system, and (b) access the Separate Account's current Fund information including, but not limited to, share balances, dividend information and transaction history.

2. Company shall support service inquiries from Separate Accounts maintaining accounts with Company.

3. Company's transaction processing system shall enable the Separate Accounts to purchase, redeem and exchange shares of Funds available through Company. If Company has established omnibus accounts, Company shall facilitate the settlement of the Separate Account's transactions in each Fund.

4. Company shall maintain all records required under, and in accordance with, applicable law for each Separate Account holding shares of any Fund in a Company account and for each Fund, which records shall, without limitation include:

       (a)  number of shares;

       (b) date and price of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

       (c) name and address of each Contract Owner, including zip codes and tax identification numbers;

       (d) records of distributions and dividend payments;

       (e)  any transfers of shares; and

       (f) such other records relating to the Separate Accounts as may be required by applicable law.

5. In the event that the parties hereto have executed and agreed to be bound by the terms of the Investment Company Institute's Standard Networking Agreement (the "NSCC Agreement") and have filed executed copies thereof with the NSCC, recordkeeping and other administrative services to the Separate Accounts specified in the NSCC Agreement shall be the responsibility of Company and shall not be the responsibility of Underwriter, or any Fund. Neither Underwriter nor any Fund shall maintain separate accounts or records for the Contracts. Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to the Separate Accounts.

6.  Company shall, in accordance with applicable law:

       (a) mail Fund prospectuses, statements of additional information, and any supplements thereto, upon request by the Plan Representatives and to the extent such materials are provided by Underwriter or its affiliates to Company;

       (b) respond to inquiries by the Separate Accounts regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

       (c) mail certain Fund-related materials such as updated prospectuses, annual and semi-annual reports, proxy statements, and other appropriate shareholder communications to Contract Owners holding shares of such Fund to the extent such materials are provided by Underwriter or its affiliates to Company.

7. With respect to each Separate Account's ownership of, or transactions with respect to, any Fund, Company shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting, among other things, (a) dividends and other distributions made, (b) amounts withheld in dividends and other distributions and payments under applicable laws, and (c) gross proceeds of sales transactions as required.

8. Company shall use reasonable due diligence to ensure that the purchase of Shares of a Fund by a Separate Account pursuant to this Agreement are in accordance with the terms of the applicable Fund prospectus, including the minimum investment applicable to each Fund.

9. With respect to each Separate Account holding any Fund investment through Company, Company shall deliver or cause to be delivered to such Contract Owner monthly statements when there has been activity in such Separate Account during such month, or quarterly statements during periods when there has been no monthly account activity. Statements shall include transaction detail for the statement period for each Fund in which shares were purchased, redeemed or exchanged, and a summary of the number of Fund shares owned and share value thereof as of the statement date to the extent such value is provided by the Fund.

10. Company shall generate a written confirmation of each purchase, redemption and exchange transaction affecting each Separate Account's Fund investments held through Company and such confirmation shall be distributed to the Contract Owner through or on behalf of Company.

11. In the event cash dividends are received by the Company for payment to a Separate Account, Company shall distribute to such Separate Account all such dividends in a timely manner and shall be solely responsible for any liabilities arising from dividend payments reported by a Separate Account as lost, stolen, materially altered or forged.

12. Subsequent to any Separate Account's acquisition of shares of a Fund by purchase or exchange, Company shall provide to such Contract Owner a confirming prospectus for such Fund to the extent such prospectus is required under applicable law with respect to such acquisition. Underwriter or its affiliates shall supply, at its own expense, to Company such number of prospectuses as are reasonably requested by Company to comply with such requirement.

                                FIRST AMENDMENT
                                     TO THE
                          FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                          IVY FUNDS DISTRIBUTOR, INC.

Pursuant to Section 10.10 of the Fund Participation Agreement dated May 1, 2006 by and among Hartford Life Insurance Company ("Company") and Ivy Funds Distributor, Inc. ("Underwriter") (the "Agreement"), the Agreement is hereby amended as provided below, effective as of the earliest date set forth below:

1. Hartford Securities Distribution Company, Inc. ("HSD"), a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and affiliate of Company, is hereby added as a party to the Agreement for the purpose of receiving fees paid pursuant to the Agreement.

2.   Section 2.11 is hereby added to the Agreement:

"2.11 HSD represents and warrants that (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Amendment on its behalf is duly authorized and empowered to execute and deliver this Amendment; (ii) this Amendment constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms; (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment; (iv) the execution, performance and delivery of this Amendment by HSD will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations; (vi) it and any of its designees are not and will not be a "fiduciary" with respect to the provisions of the services it provides pursuant to the Agreement as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Code; (vii) the receipt of the fees described in SCHEDULE B hereof by HSD or any designee and the provision of services Plans and/or plan participants under the Agreement by HSD or its designees does not and will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code; (viii) it and each designee is registered as a transfer agent under the 1934 Act and any applicable state securities laws, or is not required to be so registered; (ix) it and each designee is in compliance with and will continue to comply with the AML Act and applicable anti-money laundering rules of self regulatory organizations in all relevant respects, or it is not so required to comply; and (x) it and each designee is in compliance with and will continue to comply with all applicable broker-dealer books and records rules, including Rules 17a-3 and 17a-4 under the 1934 Act, or it is not so required to comply."

3.   Section 6.4 is hereby added to the Agreement:

"6.4 Indemnification by HSD

       (a) HSD agrees to indemnify and hold harmless the Funds, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of HSD) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or as a result of (a) statements or representations by or on behalf of HSD (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by HSD, or persons under its control and other than statements or representations authorized by the Fund or the Underwriter); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of HSD or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by HSD or persons under its control; or

         (iii) arise out of or result from any material breach of any representation and/or warranty made by HSD in this Agreement or arise out of or result from any other material breach by HSD of this Agreement; except to the extent provided in
               Section 6.3 hereof.

         (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify HSD of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

4. Section 9.1(a) is hereby amended to add the following to the end of this subsection:

     If to Hartford Securities Distribution Company, Inc.:

              Hartford Securities Distribution Company, Inc.
              200 Hopmeadow Street
              Simsbury, Connecticut 06089
              Attention: General Counsel

5. Section 10.3 is hereby deleted in its entity and restated to read as follows:

10.3 This Agreement and any amendments hereto may be executed simultaneously in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same instrument.

6.  Section 11.0 of the Agreement is hereby deleted in its entirety.

7. Schedule B is hereby deleted in its entirety and replaced with the new Schedule B, attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement.

    HARTFORD LIFE INSURANCE COMPANY         HARTFORD SECURITIES DISTRIBUTION
                                            COMPANY, INC.

    Richard E. Cady, Assistant Vice         Richard E. Cady, Assistant Vice
    President                               President
    --------------------------------------  ------------------------------------
    Print name and title                    Print name and title

    /s/ Richard E. Cady                     /s/ Richard E. Cady
    --------------------------------------  ------------------------------------
    Signature                               Signature

    1/18/12                                 1/18/12
    --------------------------------------  ------------------------------------
    Date                                    Date

    IVY FUNDS DISTRIBUTOR, INC.

    Thomas W. Butch, President
    --------------------------------------
    Print name and title

    /s/ Thomas W. Butch
    --------------------------------------
    Signature

    1/31/12
    --------------------------------------
    Date

                                   SCHEDULE B

In consideration of the services provided by Company, Underwriter agrees to pay HSD, as provided for below, an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Agreement. Company, or HSD, shall submit a detailed invoice by Fund CUSIP and asset level to Underwriter within sixty (60) days of the end of the calendar quarter. Company shall remit payment to HSD within sixty (60) days of receipt of such invoice.

FUNDS                            SERVICE FEE      DISTRIBUTION FEE
--------------------------------------------------------------------
Ivy Family of Funds A shares
(excluding Money Market Fund)        .25%               .25%
Ivy Money Market Fund A shares       .00%               .00%
Ivy Family of Funds I shares         .10%               .00%
Ivy Family of Funds R shares         .25%               .50%
Ivy Family of Funds Y shares         .25%               .25%